EXHIBIT 10.104


                            FIRST PREFERRED MORTGAGE


                             Dated November 28, 1995


                         READING & BATES EXPLORATION CO.

                                 - in favor of -


                      WILMINGTON TRUST COMPANY, not in its
               individual capacity but solely as Indenture Trustee


                                  D.R. STEWART

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                                     INDEX

  CLAUSE                SUBJECT MATTERPAGE

  1.         DEFINITIONS AND INTERPRETATION . . . . . . . . . . . . . . . .
  2.         REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . .
  3.         MORTGAGE . . . . . . . . . . . . . . . . . . . . . . . . . . .
  4.         PAYMENT COVENANTS  . . . . . . . . . . . . . . . . . . . . . .
  5.         PRESERVATION OF SECURITY . . . . . . . . . . . . . . . . . . .
  6.         INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . .
  7.         RIG COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . .
  8.         PROTECTION OF SECURITY . . . . . . . . . . . . . . . . . . . .
  9.         ENFORCEABILITY AND INDENTURE TRUSTEE'S POWERS  . . . . . . . .
  10.        APPLICATION OF MONEYS  . . . . . . . . . . . . . . . . . . . .
  11.        FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . . .
  12.        POWER OF ATTORNEY  . . . . . . . . . . . . . . . . . . . . . .
  13.        INDEMNITIES  . . . . . . . . . . . . . . . . . . . . . . . . .
  14.        EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . .
  15.        COMMUNICATIONS . . . . . . . . . . . . . . . . . . . . . . . .
  16.        ASSIGNMENTS  . . . . . . . . . . . . . . . . . . . . . . . . .
  17.        TOTAL AMOUNT, ETC. . . . . . . . . . . . . . . . . . . . . . .
  18.        MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . .
  19.        JURISDICTION . . . . . . . . . . . . . . . . . . . . . . . . .

             ACKNOWLEDGEMENT OF MORTGAGE

             EXHIBIT 1 FORM OF CREDIT AGREEMENT (FILED AS EXHIBIT 10.101 TO
                THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1995

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  THIS FIRST PREFERRED MORTGAGE (this "Mortgage") is  made on the 28th day of
  November, 1995

  BY

  (1) READING & BATES EXPLORATION CO., an Oklahoma corporation having its principal offices at 901 Threadneedle, Suite 200, Houston, Texas 77079 (the "Owner"),

  IN FAVOR OF

  (2) WILMINGTON TRUST COMPANY, a Delaware banking corporation having offices at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, not in its individual capacity but solely as indenture trustee for the Lenders (as hereinafter defined) and as mortgagee (the "Indenture Trustee")

  WHEREAS

  (A) The Owner is the sole owner of the whole of the semi-submersible drilling unit D.R. STEWART documented under the laws and flag of the United States of America with Official Number D626904 of 6,494 gross registered tons and 5,834 net registered tons.

  (B) By a Credit Facility Agreement dated as of November 16, 1995 (the "Credit Agreement") and made by and among (i) the Owner and Reading & Bates Drilling Co., an Oklahoma corporation ("R&B Drilling"), as joint and several borrowers (collectively, the "Borrowers"), (ii) Reading & Bates Corporation, a Delaware corporation, as guarantor (hereinafter called the "Guarantor" and together with the Borrowers collectively called the "Companies", and individually called a "Company"), (iii) the Lenders (as hereinafter defined), acting as lenders and (iv) Christiania Bank og Kreditkasse, acting through its New York branch, as agent for the Lenders (the "Agent") (the form of which Credit Agreement together with Exhibit A thereto but without the remaining attachments is attached hereto as Exhibit 1), it was agreed among other things that the Lenders would make available to the Borrowers upon the terms and conditions therein described (i) a reducing revolving credit facility in the original principal amount of Forty-Five Million United States Dollars
          (US$45,000,000) (the "Revolving Credit Facility") and (ii) a standby letter of credit facility in an aggregate amount not to exceed Ten Million United States Dollars (US$10,000,000)(the "Standby Letter of Credit Facility").

  (C) Pursuant to the said Credit Agreement the Lenders have made the Revolving Credit Facility available to the Borrowers upon the terms and conditions described in the Credit Agreement in the original principal amount of US$45,000,000. The Revolving Credit Facility and interest, fees and commissions thereon is to be paid and repaid, as the case may be, as provided in the Credit Agreement. The Revolving Credit Facility is evidenced by a secured promissory note (the "Note") (the form of which is attached as Exhibit A to the Credit Agreement).

  (D) Pursuant to the said Credit Agreement the Lenders have made the Standby Letter of Credit Facility available to the Borrowers in an aggregate amount not to exceed US$10,000,000. The Borrowers are obligated, jointly and severally, to reimburse all amounts drawn under the Standby Letters of Credit (as defined in the Credit Agreement) issued by the Lenders pursuant to the Standby Letter of Credit Facility, and to pay all interest and fees thereon as provided in the Credit Agreement.

  (E) The Owner, in order to secure the repayment of the Advances (as defined in the Credit Agreement), the Unpaid Drawings (as defined in the Credit Agreement), interest thereon and fees and commissions payable under the Credit Agreement, the Note and the Security Documents (as hereinafter defined) and the performance and observance of and compliance with all of the covenants, terms and conditions contained in this Mortgage, has duly authorized the execution and delivery of this First Preferred Mortgage under and pursuant to the United States Ship Mortgage Act, 1920, as amended, recodified at 46 U.S.C. 31301, et. seq. (the "Ship Mortgage Act"), which is entered into by the Owner in consideration of the Lenders agreeing, at the request of the Owner, to make the Revolving Credit Facility and the Standby Letter of Credit Facility available to the Borrowers under the terms of the Credit Agreement and as a condition thereto and for other good and valuable consideration provided by the Lenders (the sufficiency of which the Owner hereby acknowledges).

  NOW THIS MORTGAGE WITNESSETH AND IT IS HEREBY AGREED

  1.      DEFINITIONS AND INTERPRETATION

  1.01 In this Mortgage unless the context otherwise requires, the following expressions shall have the following meanings:-

          "Advance(s)" shall have the same meaning for such term as set forth in the Credit Agreement;

          "Agent" shall have the same meaning for such term as set forth in the Credit Agreement;

          "Assignment of Insurances" means the Assignment of Insurances in respect of the Rig executed or to be executed by the Owner in favor of the Agent;

          "Credit Agreement" means the agreement dated as of November 16, 1995 and made among the Borrowers, the Guarantor, the Lenders and the Agent first referred to in Recital (B) hereto;

          "Credit Facility Period" shall have the same meaning for such term as set forth in the Credit Agreement;

          "Default Rate" shall have the same meaning for such term as set forth in the Credit Agreement;

          "Environmental Approvals" means all approvals, licenses, permits, exemptions or authorization required under applicable Environmental Laws;

          "Environmental Claim" means (i) any claim by, or directive from, any applicable governmental, judicial or other regulatory authority alleging breach of, or non-compliance with, any Environmental Laws or Environmental Approvals or otherwise howsoever relating to or arising out of an Environmental Incident or (ii) any claim by any other third party howsoever relating to or arising out of an Environmental Incident (and, in each such case, "claim" shall mean for damages, cleanup costs, compliance, remedial action or otherwise);

          "Environmental Incident" means (i) any release of Environmentally Sensitive Material from the Rig, (ii) any incident in which Environmentally Sensitive Material is released from a vessel other than the Rig and which involves collision between the Rig and such other vessel or some other incident of navigation or operation, in either case, where the Rig or the Owner are actually or allegedly at fault or otherwise liable (in whole or in part) or (iii) any incident in which Environmentally Sensitive Material is released from a vessel other than the Rig and where the Rig is actually or potentially liable to be arrested as a result and/or where the Owner is actually or allegedly at fault or otherwise liable (and, in each such case, "release" shall mean disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment);

          "Environmental Laws" means all applicable laws, regulations, conventions and agreements whatsoever relating to pollution or protection of the environment (including, without limitation, the Oil Pollution Act of 1990 (33 U.S.C. 2701 et seq.), the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Sections 6901 et seq.), the Clean Air Act (42 U.S.C. Sections 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.) and the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.) (all of the foregoing as amended), and any comparable laws of the individual States of the United States of America or any other state or nation);

          "Environmentally Sensitive Material" shall include, but shall not be limited to, any petroleum or petroleum products, natural gases, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials, asbestos or any material containing asbestos or any substances which are hazardous by virtue of the manner of their use, or any activity involving any of the foregoing or any other substance or material or activity defined as hazardous in words or substance by any present or future Federal, state or local environmental law, ordinance, rule, regulation or rule of common law including, without limitation, the Environmental Laws;

          "Insurances" includes all policies and contracts of insurance (which expression includes all entries of the Rig in a protection and indemnity association) which are from time to time taken out or entered into in respect of the Rig or otherwise by the Owner (whether in the sole name of the Owner or in the joint names of the Owner and the Agent) and all benefits thereof (including claims of whatsoever nature and return of premiums);

          "Interest Period" shall have the same meaning for such term as set forth in the Credit Agreement;

          "Lender" means any Lender listed in Schedule 1 to the Credit Agreement as the same may be amended from time to time and each of their successors and assigns (collectively, the "Lenders");

          "Major Casualty" means any casualty to the Rig in respect whereof the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds [Five Hundred Thousand United States Dollars (US$500,000)] or the equivalent in any other currency;

          "Note" means the promissory note of the Owner referred to in Recital (C) hereto;

          "Oil Pollution Act 1990" means the Oil Pollution Act 1990 (33 U.S.C. 2701 et seq.), as amended;

          "Other Rig" means the jack-up drilling unit JACK BATES owned by R&B Drilling documented under the laws and flag of the United States with Official Number D906283 of 19,928 gross registered tons and 14,948 net registered tons;

          "Permitted Liens" means: (1) liens incident to expenses of current operations, other than for master's and crew's wages, incurred in the ordinary course of business of the Owner and due and payable for not more than thirty (30) days (or being contested in good faith, provided such liens are not in excess of U.S.$5,000,000.00, and if in excess thereof, then the Owner shall, upon the Agent's request, provide a bond or other security satisfactory to the Agent); (2) liens for master's and crew's wages not yet due and payable; (3) liens for taxes, assessments, governmental charges, fines and penalties not at the time delinquent (unless being contested in good faith, provided such liens are not in excess of U.S.$5,000,000.00, and if in excess thereof, then the Owner shall, upon the Agent's request, provide a bond or other security satisfactory to the Agent); (4) liens for general average and salvage (including contract salvage); (5) liens for claims covered by valid policies of insurance meeting the requirements of Clause 6 hereof (except that no lien shall be deemed not covered by insurance to the extent insurance in force would cover the amount secured by the lien but for any applicable deductible amount approved by the Agent); (6) liens arising pursuant to any judgment or to an order of attachment, distraint or similar legal process arising in connection with legal proceedings, but only if and so long as the execution or other enforcement thereof is not unstayed for more than 30 consecutive days; (7) any lien for the payment or discharge of which provisions satisfactory to the Agent have been made as evidenced by the Agent's written consent to such lien; (8) any lien in favor of the Lenders; and provided that Permitted Liens shall not include any liens described in subclauses (1) through (8) above unless they: (i) are subordinate to the lien of this Mortgage or (ii) constitute a maritime lien which would in any event be entitled as such to priority over the Mortgage under the United States shipping laws or other applicable laws relating to the Rig's trading pattern. Nothing herein shall be deemed a waiver of the priority preferred lien status of this Mortgage;

          "protection and indemnity risks" means the usual risks covered by protection and indemnity associations of international repute including the proportion not recoverable in case of collision under the ordinary running-down clause (unless such is recoverable under the relevant hull and machinery coverage);

          "Requisition Compensation" means all moneys or other compensation payable during the Credit Facility Period by reason of requisition for title or other compulsory acquisition of the Rig otherwise than by requisition for hire;

          "Rig" means the vessel described in Recital (A) hereto and includes any share or interest therein and her engines, machinery, boats, tackle, outfit, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired (but excluding therefrom any leased equipment owned by third parties);

          "Secured Indebtedness" means the aggregate of (a) the Advances, the Unpaid Drawings and interest, fees and commissions thereon (and interest on any unpaid interest thereon and on any other sums of money on which interest is stated in the Credit Agreement to be payable), (b) all such expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys as are stated in this Mortgage to be payable by the Owner to or recoverable from the Owner by the Indenture Trustee (or in respect of which the Owner agrees in this Mortgage to indemnify the Indenture Trustee) whether actually or contingently, presently or in the future together with interest thereon as provided in this Mortgage and (c) all other sums of money from time to time owing to the Agent and the Lenders under the Credit Agreement, the Security Documents or any of them whether actually or contingently, presently or in the future;

          "Security Documents" shall have the same meaning for such term as set forth in the Credit Agreement;

          "Security Interest" means a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement, title retention or other security interest or arrangement of any kind whatsoever;

          "Standby Letter of Credit" shall have the same meaning for such term as set forth in the Credit Agreement;

          "Taxes" shall have the same meaning for such term as set forth in the Credit Agreement;

          "Total Loss" shall have the same meaning for such term as set forth in the Credit Agreement;

          "United States Dollars" and "US$" means the lawful currency of the United States of America;

          "Unpaid Drawing" shall have the same meaning for such term as set forth in the Credit Agreement;

          "war risks" includes the risk of mines and all risks excluded from the standard form of English marine policy by the free of capture and seizure clause.

  1.02 Except where otherwise expressly provided or unless the context otherwise requires, words and expressions defined in the Credit Agreement shall have the same meanings when used in this Mortgage.

  1.03    In this Mortgage:-

          (a) Clause headings are inserted for convenience only and shall not affect the construction of this Mortgage and, unless otherwise specified, all references to Clauses are to clauses of this Mortgage;

          (b) unless the context otherwise requires, words denoting the singular number shall include the plural and vice versa;

          (c)   references   to   persons   include  bodies   corporate   and
                unincorporated;

          (d) references to assets include property, rights and assets of every description;

          (e) references to any document are to be construed as references to such document as amended or supplemented from time to time; and

          (f) references to any enactment include re-enactments, amendments and extensions thereof.

  2.      REPRESENTATIONS AND WARRANTIES

  2.01 The Owner hereby represents and warrants to the Indenture Trustee that:-

          (a) the Owner is the sole legal and beneficial owner of the whole of the Rig and neither the whole nor any share in the Rig is subject to any Security Interest (except for Permitted Liens and save as constituted by this Mortgage);

          (b) the Owner has not sold or transferred, or agreed to sell or transfer, title to the Rig or any share therein;

          (c) the Owner is a corporation duly organized and validly existing and in good standing under the laws of the State of Oklahoma;

          (d) the Owner has full power and authority (i) to register the Rig in its name under United States flag, (ii) to execute and deliver this Mortgage, (iii) to mortgage the Rig as security for the Secured Indebtedness and (iv) to comply with the provisions of, and perform all its obligations under, this Mortgage;

          (e) the Owner has complied with all statutory and other material requirements relative to the ownership, registration and operation of the Rig;

          (f) the Owner has taken all necessary action to authorize the execution and delivery of this Mortgage and this Mortgage constitutes, the legal, valid and binding obligation of the Owner enforceable against the Owner in accordance with its terms (except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights as from time to time in effect and general equitable principles) and when filed with the United States Coast Guard's National Vessel Documentation Center in Falling Waters, West Virginia will create a legal, valid and enforceable first preferred mortgage lien on the Rig;

          (g) the entry into and performance by the Owner of this Mortgage does not and will not during the Credit Facility Period violate in any respect (i) any law or regulation of any governmental or official authority or body, or (ii) any of the constitutive documents of the Owner including the Certificate of Incorporation or By-laws, as amended from time to time, or (iii) any material agreement, contract or other undertaking to which the Owner is a party or which is binding upon the Owner or any of its assets;

          (h) all consents, licenses, approvals and authorizations required in connection with the entry into, performance, validity and enforceability of this Mortgage and the transactions contemplated hereby and thereby have been obtained and are in full force and effect and will be so maintained throughout the Credit Facility Period;

          (i) save for such registrations and filings as are referred to in this Mortgage, it is not necessary for the legality, validity, enforceability or admissibility in evidence of this Mortgage that it or any document relating thereto be registered, filed, recorded or enrolled with any court or authority in any relevant jurisdiction or that any stamp, registration or similar taxes be paid on or in relation to this Mortgage;

          (j) all applicable Environmental Laws and Environmental Approvals relating to the Rig, its operation and management and the business of the Owner (as now conducted and as reasonably anticipated to be conducted in the future) have been obtained or complied with;

          (k) no Environmental Claim has been made or threatened against the Owner, the Approved Manager or otherwise in connection with the Rig; and

          (l) no Environmental Incident which has resulted, or which could reasonably be expected to result, in an Environmental Claim in excess of US$200,000 has occurred.

  2.02 The representations and warranties of the Owner set out in Clause 2.01 shall survive the execution of this Mortgage and shall be deemed to be repeated at the time of the making of each Advance and at the time of the issuance of each Standby Letter of Credit, with respect to the facts and circumstances existing at each such time, as if made at each such time.

  3.      MORTGAGE

  3.01 In order to secure the payment of the Secured Indebtedness and to secure the performance and observance of and compliance with the covenants, terms and conditions contained in this Mortgage, the Credit Agreement, the Note and the Security Documents, the Owner has granted, conveyed and mortgaged and does by these presents grant, convey and mortgage unto the Indenture Trustee, its successors and assigns, the whole of the Rig TO HAVE AND TO HOLD the same unto the Indenture Trustee, its successors and assigns forever upon the terms herein set forth for the enforcement of the payment of the Secured Indebtedness and to secure the performance and observance of, and compliance with, the covenants, terms and conditions contained in this Mortgage, the Credit Agreement, the Note and the Security Documents.

          Provided only and the condition of these presents is such that if the Owner or its successors and assigns shall pay or cause to be repaid in full to the Indenture Trustee, the Lenders and their respective successors or assigns the Secured Indebtedness as and when the same shall become due and payable in accordance with the terms of the Credit Agreement, the Note, the Security Documents and this Mortgage and shall observe and comply with the covenants, terms and conditions contained in the Credit Agreement, the Note, the Security Documents and this Mortgage expressed or implied to be performed, observed or complied with by and on the part of the Owner and its successors and assigns, all without delay or fraud and according to the true intent and meaning thereof, then these presents and the rights hereunder shall cease, determine and be void otherwise to be and remain in full force and effect and, in such event, the Indenture Trustee agrees by accepting this Mortgage to execute and record at the expense of the Owner, all such documents as the Owner may reasonably require to discharge this Mortgage.

          Notwithstanding anything to the contrary herein it is not intended that any provision of this Mortgage shall waive the preferred status of this Mortgage and that if any provision or part thereof herein shall be construed as waiving the preferred status of this Mortgage then such provision shall to such extent be void and of no effect.

  3.02 The Owner shall remain liable to perform all the obligations assumed by it in relation to the Rig and neither the Indenture Trustee, nor the Agent, nor any of the Lenders shall be under any obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in event of any failure by the Owner to perform its obligations in respect thereof.

  4.      PAYMENT COVENANTS

  4.01 The Owner hereby covenants with the Indenture Trustee, the Agent and the Lenders:-

          (a) to pay and indemnify the Indenture Trustee, the Agent and the Lenders for all such expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys as are stated in this Mortgage to be payable by the Owner to or recoverable from the Owner by the Indenture Trustee, the Agent or the Lenders (or in respect of which the Owner agrees in this Mortgage to indemnify the Indenture Trustee, the Agent or the Lenders) at the times and in the manner specified in this Mortgage;

          (b) to pay interest on any such expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys referred to in Clause 4.01(a) from the date on which demand is made by the Indenture Trustee, the Agent or the Lenders, as the case may be, for payment by the Owner of the relevant expense, claim, liability, loss, cost, duty, fee, charge or other money incurred by the Indenture Trustee, the Agent or the Lenders for which the Owner is responsible (both before and after any relevant judgment) at the Default Rate; and

          (c) to pay and perform its obligations which may be or become due or owing to the Indenture Trustee, the Agent or the Lenders as the case may be, under this Mortgage and the other Security Documents to which the Owner is or is to be a party at the times and in the manner specified herein or therein.

  5.      PRESERVATION OF SECURITY

  5.01    It is declared and agreed that:-

          (a) the security created by this Mortgage shall be held by the Indenture Trustee as a continuing security for the payment of the Secured Indebtedness and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Secured Indebtedness;

          (b) the security so created shall be in addition to and shall not in any way be prejudiced or affected by any of the other Security Documents;

          (c) the Indenture Trustee shall not have to wait for the Agent or the Lenders to enforce any of the other Security Documents before enforcing the security created by this Mortgage;

          (d) no delay or omission on the part of the Indenture Trustee in exercising any right, power or remedy under this Mortgage shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies provided in this Mortgage are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Indenture Trustee may deem expedient; and

          (e) any waiver by the Indenture Trustee of any terms of this Mortgage or any consent given by the Indenture Trustee under this Mortgage shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

  5.02 Any settlement or discharge under this Mortgage between the Indenture Trustee and the Owner shall be conditional upon no security or payment to the Indenture Trustee, the Agent, or the Lenders or any of them by the Companies or any other person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, the Indenture Trustee shall be entitled to recover from the Owner on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

  5.03 The rights of the Indenture Trustee and the Lenders under this Mortgage and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, in whole or in part, including without limitation, and whether or not known to or discoverable by the Companies, the Indenture Trustee, the Lenders or any other person:-

          (a) any time or waiver granted to the Companies or any other person; or

          (b) the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against any of the Companies or any other persons; or

          (c)   any  legal  limitation,   disability,  incapacity  or   other
                circumstances relating to the Companies  or any other person;
                or

          (d) any amendment or supplement to the Credit Agreement, any of the other Security Documents (other than this Mortgage) or any other document or security; or

          (e) the dissolution, liquidation, amalgamation, reconstruction or reorganization of any of the Companies or any other person; or

          (f) the unenforceability, invalidity or frustration of any obligations of any of the Companies or any other person under the Credit Agreement, any of the other Security Documents (other than this Mortgage) or any other document or security.

  5.04 Until the Secured Indebtedness has been unconditionally and irrevocably paid and discharged in full to the satisfaction of the Indenture Trustee, the Owner shall not by virtue of any payment made hereunder on account of the Secured Indebtedness or by virtue of any enforcement by the Indenture Trustee of its rights under, or the security constituted by, this Mortgage or by virtue of any relationship between, or transaction involving, the Owner and the Guarantor (whether such relationship or transaction shall constitute the Owner a creditor of the Guarantor, a guarantor of the obligations of the Guarantor or a party subrogated to the rights of others against the Guarantor or otherwise howsoever and whether or not such relationship or transaction shall be related to, or in connection with, the subject matter of this Mortgage):-

          (a) exercise any rights of subrogation in relation to any rights, security or moneys held or received or receivable by the Indenture Trustee or the Lenders or any other person; or

          (b) be entitled to exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security or agreement; or

          (c) exercise any right of set-off or counterclaim against the Guarantor or any such co-surety; or

          (d)   receive,  claim  or   have  the   benefit  of  any   payment,
                distribution, security or indemnity from the Guarantor or any such co-surety; or

          (e) unless so directed by the Indenture Trustee (when the Owner will prove in accordance with such directions), claim as a creditor of the Guarantor or any such co-surety in competition with the Indenture Trustee.

          The Owner shall hold in trust for the Indenture Trustee and forthwith pay or transfer (as appropriate) to the Indenture Trustee any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

  5.05 The Owner unconditionally and irrevocably agrees that if any sums hereby secured are not recoverable on the basis of a guarantee (whether by reason of legal limitation, illegality, disability or incapacity on or of the Guarantor or the Owner or any other person or by reason of any other fact or circumstance, and whether or not known to or discoverable by the Owner, the Guarantor, the Indenture Trustee or any other person), then the Owner will, as a separate and independent stipulation and as a primary obligor, pay to the Indenture Trustee on demand an amount or amounts equal to the amount or amounts which the Owner would have been liable to pay but for such irrecoverability and will on demand indemnify the
          Indenture Trustee against any loss or liability suffered or incurred by the Indenture Trustee and the Lenders or any of them as a result of such irrecoverability.

  6.      INSURANCE

  6.01 The Owner covenants with the Indenture Trustee throughout the Credit Facility Period that:-

          (a) The Owner shall, at its own expense, when and so long as the Secured Indebtedness shall be outstanding, insure the Rig and keep her insured, or cause the Rig to be insured, in lawful money of the United States, in such amounts, for such risks (including without limitation, hull and machinery/increased value, protection and indemnity risks, pollution liability, and war risks), in such form (including without limitation, the form of the loss payable clause and the designation of named assureds) and with such first class insurance companies, underwriters, funds, mutual insurance associations or clubs, as shall be reasonably satisfactory to the Agent. With respect to hull and machinery/increased value insurance, including war risk, the Owner shall insure the Rig and keep her insured, or cause the Rig to be insured, for an amount which is at least the full commercial value of the Rig and when such amount is aggregated with the amount of such insurance coverage on the Other Rig such aggregate amount shall be at least 110% of the aggregate amount of the Credit Facility. The Rig shall in no event be insured for an amount less than the agreed valuation as set forth in the applicable marine and war risk policies. Such insurance shall cover marine and war risk perils, on hull and machinery, with deductibles not in excess of US$500,000 (such deductibles not to apply in the case of total loss of the Rig), and shall be maintained in the broadest forms available in the Norwegian, American and British insurance markets or in such other major international markets reasonably acceptable to the Agent. The Owner shall maintain, or cause to be maintained, protection and indemnity or equivalent insurance, including war risk protection and indemnity coverage and coverage against pollution liability, in an amount not less than US$100,000,000 (or, with respect to pollution liability coverage, such greater amount as may be required from time to time by the Oil Pollution Act 1990, or other Environmental Laws, as and when applicable to the Rig and its operations, through underwriters or associations acceptable to the Agent. In addition, the Owner shall, at its own expense, furnish to the Agent a mortgagee's single interest policy providing coverage which, when aggregated with the mortgagee's interest insurance furnished to the Agent by the Owner in respect of the Other Rig, shall be in an amount equal to at least 110% of the aggregate amount of the Credit Facility (or in lieu of such mortgagee's interest insurance Owner shall cause the hull and machinery/increased value insurance to be endorsed to afford breach of warranty coverage for the benefit of the Agent). Such mortgagee's interest insurance and any additional insurance policies for the benefit of the Agent shall be maintained in the broadest form available in the American, British and Scandinavian markets or other major international markets acceptable to the Agent through underwriters acceptable to the Agent. The Rig shall not operate in or proceed into any area then excluded by trading warranties under its marine or war risk policies (including protection and indemnity) without obtaining any necessary additional coverage, satisfactory in form and substance, and evidence of which shall be furnished, to the Agent.

          (b) The policy or policies of insurance shall be issued by responsible underwriters reasonably acceptable to the Agent, shall contain conditions, terms, stipulations and insuring covenants satisfactory to the Agent, and shall be kept in full force and effect by the Owner so long as the Security Documents and the Secured Indebtedness shall be outstanding. All such policies, binders and other interim insurance contracts shall be executed and issued in the name of the Owner and shall, to the extent required herein, provide that loss be payable to the Agent for distribution by it to itself, the Lenders and the Owner as their interests may appear, and shall provide for at least ten days' prior notice to be given to the Agent by the underwriters or association in the event of cancellation or the failure of the Owner to pay any premium or call which would suspend coverage under the policy or the payment of a claim thereunder. The Agent and the Indenture Trustee shall be named as co-assureds on all such policies and insurance contracts, but without liability of the Agent or the Indenture Trustee for premiums or calls. Certified copies of all such policies, binders and other interim insurance contracts shall be deposited with the Agent. Originals shall also be provided upon the request of the Agent. The Owner shall furnish to the Agent annually a detailed report signed by a firm of marine insurance brokers satisfactory to the Agent as to the insurance maintained in respect of the Rig, as to their opinion as to the adequacy thereof and as to compliance with the provisions of this Clause 6.01.

                Unless otherwise required by the Agent by notice to the underwriters, although the following insurance is payable to the Agent, (i) any loss under any insurance on the Rig with respect to protection and indemnity risks may be paid directly to the Owner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or to the person to whom any liability covered by such insurance has been incurred and (ii) in the case of any loss (other than a loss covered by (i) above or by the next following paragraph of this Clause 6.01(b)) under any insurance with respect to the Rig involving any damage to the Rig, the underwriters may pay direct for the repair, salvage or other charges involved or, if the Owner shall have first fully repaired the damage or paid all of the salvage or other charges, may pay the Owner as reimbursement therefor;
                provided, however, that if such damage involves a before deductible loss in excess of US$1,000,000, the underwriters shall not make such payment without first obtaining the written consent thereto of the Agent (which consent shall not be unreasonably withheld). Any loss covered by this paragraph which is paid to the Agent but which might have been paid, in accordance with the provisions of this paragraph, directly to the Owner or others, shall be paid by the Agent to, or as directed by, the Owner and all other payments to the Agent of losses covered by this paragraph shall be applied by the Agent in accordance with Clause 10.01.

                In the event of an actual or constructive total loss or a compromised constructive total loss or requisition of title, all insurance payments therefor shall be paid to the Agent.

                The Owner shall not declare or agree with the underwriters that the Rig is a constructive or compromised, agreed or arranged constructive total loss without the prior written consent of the Agent.

          (c) In the event of an actual or constructive total loss of the Rig, the Agent shall retain out of the insurance payments received on account of such loss any sum or sums that shall be or become owing to the Indenture Trustee, the Agent and the Lenders under the Security Documents, whether or not the same be then due and payable, together with accrued interest and the cost, if any, of collecting the insurance, and pay the balance as in Clause 10 provided.

          (d) The Owner shall comply with and satisfy all of the provisions of any applicable law, regulation, proclamation or order concerning financial responsibility for liabilities imposed on the Owner or the Rig with respect to the carriage of passengers or pollution, and will maintain, or cause to be maintained, all certificates or other evidence of financial responsibility as may be required by any such law, regulation, proclamation or order with respect to the trade which the Rig from time to time is engaged in.

          (e) The Owner shall renew all insurances as they expire and so as to insure that there is no gap in coverage, keep the Agent advised of the progress of such renewals, and procure that the insurers shall promptly confirm in writing to the Agent as and when each such renewal is effected.

          (f) The Owner shall punctually pay all premiums, calls, contributions or other sums payable in respect of all such insurances and produce all relevant receipts when so required by the Agent.

          (g) The Owner shall arrange for the execution of such guarantees as may from time to time be required by any protection and indemnity or war risks association.

          (h) The Owner shall not employ the Rig or suffer the Rig to be employed otherwise than in conformity with the terms of the instruments of insurance aforesaid relative to the Rig
                (including any warranties, express or implied, therein) without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe.

  7.      RIG COVENANTS

  7.01 The Owner covenants with the Indenture Trustee that throughout the Credit Facility Period the Owner will:-

          (a) maintain its existence as a corporation in good standing duly organized under the laws of the State of Oklahoma;

          (b)   keep the Rig documented in its name as a United States vessel
                and  to   do  or  allow  to  be  done  nothing  whereby  such
                documentation may be forfeited or imperilled;

          (c) not without the previous consent in writing of the Indenture Trustee, change the name of the Rig or make any modification to the Rig which would or might materially alter the structure or type or reduce the performance characteristics of the Rig or materially reduce the value of the Rig;

          (d) keep the Rig in a good and efficient state of repair consistent with the ownership and operating practices of first-class rig owners and operators so as to maintain her present class (namely A1) at the American Bureau of Shipping free of recommendations and qualifications and change of class, save those notified to and approved in writing by the Indenture Trustee and so as to comply with all laws, regulations and requirements (statutory or otherwise) from time to time applicable to vessels documented under the laws and flag of the United States and applicable to vessels trading to any jurisdiction to which the Rig may, subject to the provisions of this Mortgage, trade from time to time;

          (e) procure that all repairs to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as to not diminish the value of the Rig and not to remove any material part of, or item of equipment installed on, the Rig unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest (other than Permitted Liens) in favor of any person other than the Indenture Trustee and becomes on installation on the Rig the property of the Owner and subject to the security constituted by this Mortgage;

          (f) submit the Rig to such periodical or other surveys as may be required for classification purposes and if so required to supply to the Indenture Trustee copies of all survey reports issued in respect thereof;

          (g) permit the representatives of the Agent or independent surveyors representing the Indenture Trustee to board the Rig at all reasonable times and upon reasonable notice for the purpose of inspecting her condition or for the purpose of satisfying themselves in regard to proposed or executed repairs and to afford all proper facilities for such inspections;

          (h) promptly pay and discharge all debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory liens (other than Permitted Liens) on or claims enforceable against the Rig and all tolls, dues, taxes, assessments, governmental charges, fines and penalties lawfully charged on or in respect of the Rig and all other outgoings whatsoever in respect of the Rig and in the event of arrest of the Rig pursuant to legal process, or in the event of her detention in exercise or purported exercise of any such lien or claim as aforesaid, procure the release of the Rig from such arrest or detention forthwith upon receiving notice thereof by providing bail or otherwise as the circumstances may require;

          (i) not employ the Rig or allow her employment in any trade or business which is unlawful under the laws of any relevant jurisdiction or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to destruction, seizure or confiscation and in the event of hostilities in any part of the world (whether war be declared or not) not employ the Rig or suffer her employment in carrying any contraband goods or to enter or trade to any zone which is declared a war zone by any government or by the war risks insurers of the Rig unless there shall have been effected by the Owner (at its expense) such special, additional or modified insurance cover as the Agent may require;

          (j) promptly furnish to the Indenture Trustee all such information as it may from time to time require regarding the Rig, her employment, position and engagements, particulars of all towages and salvages and, upon the Indenture Trustee's request in writing, copies of all charters and other contracts for her employment or otherwise howsoever concerning her;

          (k) notify both the Indenture Trustee and the Agent forthwith by telex or telecopy thereafter confirmed by letter of:-

                (i) any casualty  to the Rig which is  or is likely to  be a
                    Major Casualty, and

                (ii) any occurrence in consequence whereof the Rig has become or is, by the passing of time or otherwise, likely to become a Total Loss, and

                (iii) any requirement or recommendation made by any insurer or classification society or by any competent authority which is not immediately complied with, and

                (iv) any arrest of the Rig or the exercise or purported exercise of any lien on the Rig or any requisition of the Rig for hire, and

                (v) any  intended dry  docking of  the Rig, as to  which the
                    Owner shall give the Indenture Trustee ten (10) days prior notice, provided, that in the event of any emergency dry docking of the Rig, the Owner shall immediately notify the Indenture Trustee;

          (l) keep proper books of account in respect of the Rig and as and when the Indenture Trustee or the Agent may so reasonably require make such books available for inspection on behalf of the Indenture Trustee and furnish satisfactory evidence that the wages and allotments and the insurance of the master and crew are being regularly paid and that all deductions from crew's wages in respect of tax and/or social security liability are being properly accounted for and that the master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;

          (m) (i) observe the obligations contained in Clause 12 of the Credit Agreement which apply to the Rig and the Owner, and in pursuance thereof such obligations shall be incorporated in and deemed to form part of this Mortgage mutatis mutandis; and

                (ii) not without the previous written consent of the Indenture Trustee de-activate or lay up the Rig (other than for normal periods of inactivity between contracts for the Rig during which periods the Rig remains manned);

          (n) not without the previous consent in writing of the Indenture Trustee (such consent not to be unreasonably withheld), put the Rig into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed One Million Five Hundred Thousand United States Dollars (US$1,500,000) (or the equivalent in any other currency) unless such person shall first have given to the Indenture Trustee and in terms reasonably satisfactory to it a written undertaking not to exercise any lien on the Rig for the cost of such work or otherwise;

          (o) comply with and satisfy all the requirements and formalities established by the Ship Mortgage Act and any other pertinent legislation of the United States to perfect this Mortgage as a legal, valid and enforceable first and preferred lien upon the Rig and promptly to furnish to the Indenture Trustee from time to time such proof as the Indenture Trustee may request for its satisfaction with respect to the Owner's compliance with the provisions of this sub-clause;

          (p) place, and use due diligence to retain, a properly certified copy of this Mortgage on board the Rig with her papers and cause such certified copy of this Mortgage to be exhibited to any and all persons having business with the Rig which might give rise to any lien thereon other than a lien for crew's wages, general average and salvage and to any representative of the Indenture Trustee on demand and to place and keep prominently displayed in the chart room and in the master's cabin of the Rig a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space not less than 6 inches wide and 9 inches high reading as follows:-

                                           NOTICE OF MORTGAGE

                This Rig is covered by a First Preferred Mortgage to WILMINGTON TRUST COMPANY not in its individual capacity but solely as Indenture Trustee for the Lenders defined in the said Mortgage under authority of the United States Ship
                Mortgage Act, 1920, as amended, recodified as 46 U.S.C. 31301 et. seq. Under the terms of the said Mortgage neither the Owner nor any charterer nor the master of this Rig nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Rig any lien whatsoever other than for crew's wages, general average and salvage.

          (q) comply, or procure compliance with, all Environmental Laws and Environmental Approvals relating to the Rig, its operation or management and the business of the Owner from time to time;

          (r)   notify the Indenture Trustee forthwith upon:

                (i) any  Environmental  Claim  which   could  reasonably  be
                    expected to result in damages in excess of US$200,000 being or made against the Owner, or otherwise in connection with the Rig; or

                (ii) any Environmental Incident occurring, and keep the Indenture Trustee advised, in writing on such regular basis and in such detail as the Indenture Trustee shall require, of the Owner's response to such Environmental Claim or Environmental Incident;

          (s) not sell, mortgage, transfer or change the port of registry of the Rig without the written consent of the Indenture Trustee having first been obtained, and any such written consent to any one such sale, mortgage, transfer, or change shall not be construed to be a waiver of this provision with respect to any subsequent proposed sale, mortgage, transfer or change. Any such sale, mortgage, transfer, or change shall be subject to the provisions of this Mortgage and the lien it creates. The Owner shall not charter the Rig to, or permit the Rig to serve under any contract with, a person included within the definition of (i) "national" of a
                "designated foreign country," or "specially designated national" of a "designated foreign country," in the Foreign Assets Control Regulations or the Cuban Assets Control Regulations of the United States Treasury Department, 31 C.F.R. Parts 500 and 515, in each case as amended, (ii) "Government of Libya", "entity of the Government of Libya" or "Libyan entity" in the Libyan Sanctions Regulations of the United States Treasury Department, 31 C.F.R. Part 550, as amended, or (iii) "Government of Iraq", "entity of the Government of Iraq" or "Iraqi Government entity" in the Iraqi Sanctions Regulations, 56 Fed. Reg. 2112 (1991) to be codified at 31 C.F.R. Part 575, as amended, all within the meaning of said Regulations or of any regulations, interpretations or rulings issued thereunder, or engage in any transaction that violates any provision of said Regulations or that violates any provision of the Iranian Transactions Regulations, 31 C.F.R. Part 560, as amended, the Foreign Funds Control Regulations, 31 C.F.R. Part 520, as amended, the Transaction Control Regulations, 31 C.F.R. Part 505, as amended, the Haitian Transaction Regulations, 31 C.F.R. Part 580, as amended, the Foreign Assets Control Regulations, 31 C.F.R. Part 500, as amended, or Executive Orders 12810 and 12831, or call at a Cuban port to load or discharge cargo or to effect repairs on the Rig;

          (t) shall not cause or permit the Rig to be operated in any manner contrary to law, shall not abandon the Rig in a foreign port, shall not engage in any unlawful trade or violate any law or carry any cargo that shall expose the Rig to penalty, forfeiture or capture, and shall not do, or suffer or permit to be done, anything which can or may injuriously affect the registration or enrollment of the Rig under the laws of the United States and will at all times keep the Rig duly documented thereunder.

  8.      PROTECTION OF SECURITY

  8.01 The Indenture Trustee shall without prejudice to its other rights and powers under this Mortgage and the other Security Documents be entitled (but not bound) at any time and as often as may be necessary to take any such action as it may in the reasonable exercise of its discretion think fit for the purpose of protecting or maintaining the security created by this Mortgage and the other Security Documents (including, without limitation, such action as is referred to in Clause 8.02) and each and every expense, liability, or loss (including, without limitation, legal fees) so incurred by the Indenture Trustee, the Agent or the Lenders in or about the protection or maintenance of the said security together with interest payable thereon under Clause 4.01(b) shall be repayable to it by the Owner on demand.

  8.02    Without prejudice to the generality of Clause 8.01:-

          (a) if the Owner does not comply with the provisions of Clause 6 or any of them the Agent shall be entitled (but not bound) to effect or to replace and renew and thereafter to maintain the Insurances in such manner as in its discretion it may think fit and to require that all policies, contracts and other records relating to the Insurances (including details of any correspondence concerning outstanding claims) be forthwith delivered to such brokers as the Agent may nominate and to collect, recover, compromise and give a good discharge for all claims then outstanding or thereafter arising under the Insurances or any of them and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Agent in its absolute discretion may think fit and to permit the brokers through whom the collection or recovery is effected to charge the usual brokerage therefor; and

          (b) if the Owner does not comply with the provisions of Clause 7.01(d) and/or 7.01(f) or any of them the Indenture Trustee shall be entitled (but not bound) to arrange for the carrying out of such repairs to and/or surveys of the Rig as it deems expedient or necessary; and

          (c) if the Owner does not comply with the provisions of Clause 7.01(h) or any of them the Indenture Trustee shall be entitled (but not bound) to pay and discharge all such debts, damages and liabilities and all such tolls, dues, taxes, assessments, charges, fines, penalties and other outgoings as are therein mentioned and/or to take any such measures as it deems expedient or necessary for the purpose of securing the release of the Rig.

  9.      ENFORCEABILITY AND INDENTURE TRUSTEE'S POWERS

  9.01 Upon the happening of any of the Events of Default specified in the Credit Agreement but without the necessity for any court order or declaration in any jurisdiction to the effect that an Event of Default has occurred (and whether prior to or after the Majority Lenders having served on the Owner any such notice as is referred to in Clause 11 of the Credit Agreement) the security constituted by this Mortgage shall become immediately enforceable and the Indenture Trustee shall be entitled, as and when it may see fit, to put into force and exercise all or any of the powers possessed by it as mortgagee of the Rig or otherwise and in particular:-

          (a) to exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by applicable law including the provisions of the Ship Mortgage Act;

          (b) to take possession of the Rig whether actually or constructively and/or otherwise to take control of the Rig wherever the Rig may be and cause the Owner or any other person in possession of the Rig forthwith upon demand to surrender the same to the Indenture Trustee without legal process and without liability of the Indenture Trustee for any losses or damages incurred thereby and without having to render accounts to the Owner in connection therewith;

          (c) to require that all policies, contracts, certificates of entry and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be forthwith delivered to or to the order of the Agent;

          (d) to collect, recover, compromise and give a good discharge for or procure that the Agent collect, recover, compromise and give good discharge for any and all moneys or claims for moneys then outstanding or thereafter arising under the Insurances or any Requisition Compensation and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

          (e) to take over or institute (if necessary using the name of the Owner) or, to the extent lawful, procure that the Agent take over or institute all such proceedings in connection with the Rig, the Insurances, or any Requisition Compensation as the Indenture Trustee in its absolute discretion thinks fit and to discharge, compound, release or compromise claims against the Owner in respect of the Rig which have given or may give rise to any charge or lien on the Rig or which are or may be enforceable by proceedings against the Rig;

          (f) to sell the Rig or any share therein with or without prior notice to the Owner free from any claim of or by the Owner of any nature whatsoever, and with or without the benefit of any charterparty or other contract for her employment, by public auction or private contract at such place and upon such terms (including, without limitation, on terms such that payment of some or all of the purchase price be deferred) as the Indenture Trustee in its absolute discretion may determine with power to postpone any such sale, without being answerable for any loss occasioned by such sale or resulting from postponement thereof, and/or itself to purchase the Rig at any such public auction and to set off the purchase price against all or any part of the Secured Indebtedness;

          (g) to manage, insure, maintain and repair the Rig and to charter, employ, sail or lay up the Rig in such manner, upon such terms and for such period as the Indenture Trustee in its absolute discretion deems expedient and for the purposes aforesaid the Indenture Trustee shall be entitled to do all acts and things incidental or conducive thereto and in particular to enter into such arrangements respecting the Rig, and the insurance, management, maintenance, repair, classification, chartering and employment of the Rig, in all respects as if the Indenture Trustee were the owner of the Rig and without being responsible for any loss thereby incurred;

          (h) to recover from the Owner on demand any expenses, liabilities or losses as may be incurred by the Indenture Trustee in or about the exercise of the power vested in the Indenture Trustee under Clause 9.01(g);

          (i) generally, to recover from the Owner on demand each and every expense, liability or loss incurred by the Indenture Trustee in or about or incidental to the exercise by it of any of the powers aforesaid.

  9.02 The Indenture Trustee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Mortgage or to make any claim, take any action or enforce any rights and benefits assigned to the Indenture Trustee by this Mortgage or to which the Indenture Trustee may at any time be entitled hereunder.

  9.03 Neither the Indenture Trustee, the Agent, the Lenders nor their agents, managers, officers, employees, delegates and advisers shall be liable for any expense, claim, liability, loss, cost, damage or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions under this Mortgage in the absence of gross negligence or wilful misconduct.

  9.04 The Indenture Trustee shall not by reason of the taking possession of the Rig be liable to account as mortgagee-in-possession or for anything except actual receipts or be liable for any loss upon realization or for any default or omission for which a mortgagee-in-possession might be liable.

  9.05 Upon any sale of the Rig or any share therein by the Indenture Trustee the purchaser shall not be bound to see or enquire whether the Indenture Trustee's power of sale has arisen in the manner provided in this Mortgage and the sale shall be deemed to be within the power of the Indenture Trustee and the receipt of the Indenture Trustee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

  10.     APPLICATION OF MONEYS

  10.01 All moneys received by the Indenture Trustee (or the Agent, as the case may be):-

          (a)   in respect of sale of the Rig or any part thereof;

          (b)   in respect of recovery under the Insurances;

          (c)   in respect of Requisition Compensation,

          shall be held and applied in the first place to pay or make good all such expenses, liabilities, losses, costs, duties, fees, charges or other moneys whatsoever (together with interest payable thereon under Clause 4.01(b)) as may have been paid or incurred by the Indenture Trustee or the Agent in or about or incidental to the exercise by the Indenture Trustee or the Agent of the powers specified or otherwise referred to in Clauses 8 and 9.01 (or any of them) and in connection with the Indenture Trustee's duties as Indenture Trustee and the balance shall be applied in the following manner:-

          FIRST: in or towards satisfaction of any amounts in respect of the balance of the Secured Indebtedness as are then accrued, due and payable or are then due and payable by virtue of payment demanded under the Credit Agreement and the other Security Documents (or any of them), in such order of application as the Indenture Trustee shall think fit;

          SECONDLY: at the option of the Indenture Trustee in retention of an amount equal to any part or parts of the Secured Indebtedness as is or are not then due and payable but which (in the sole and absolute opinion of the Indenture Trustee) will or may become due and payable in the future and, upon the same becoming due and payable, in or towards satisfaction thereof in accordance with the foregoing provisions of this Clause 10.01;

          THIRDLY: the surplus (if any) shall be paid to the Owner or to whomsoever else may be entitled thereto.

  11.     FURTHER ASSURANCES

  11.01 The Owner shall execute and do all such assurances, acts and things as the Indenture Trustee in its absolute discretion may require for:-

          (a) perfecting or protecting the security created (or intended to be created) by this Mortgage; or

          (b) preserving or protecting any of the rights of the Indenture Trustee, the Agent, and the Lenders under this Mortgage; or

          (c) ensuring that the security constituted by this Mortgage and the covenants and obligations of the Owner under this Mortgage shall enure to the benefit of any transferee, successor or assignee of the Indenture Trustee; or

          (d) enforcing the security constituted by this Mortgage on or at any time after the same shall have become enforceable; or

          (e) the exercise of any power, authority or discretion vested in the Indenture Trustee under this Mortgage,

          in any such case, forthwith upon demand by the Indenture Trustee and at the expense of the Owner.

  12.     POWER OF ATTORNEY

  12.01 The Owner, by way of security and in order more fully to secure the performance of the Owner's obligations under this Mortgage, hereby irrevocably appoints the Indenture Trustee as its attorney for the duration of the Credit Facility Period for the purposes of:-

          (a) doing in its name all acts and executing, signing and (if required) registering in its name all documents which the Owner itself could do, execute, sign or register in relation to the Rig (including without limitation, transferring title to the Rig to a third party), provided, however, that such power shall not be exercisable by or on behalf of the Indenture Trustee until this Mortgage shall have become immediately enforceable pursuant to Clause 9.01; and

          (b) executing, signing, perfecting, doing and (if required) registering every such further assurance document, act or thing as is referred to in Clause 11.

  12.02 The exercise of such power as is referred to in Clause 12.01(a) by or on behalf of the Indenture Trustee shall not put any person dealing with the Indenture Trustee upon any enquiry as to whether this Mortgage has become enforceable nor shall such person be in any way affected by notice that this Mortgage has not become enforceable and, in relation to both Clauses 12.01(a) and 12.01(b), the exercise by the Indenture Trustee of such power shall be conclusive evidence of its right to exercise the same.

  13.     INDEMNITIES

  13.01 The Owner will indemnify and save harmless the Indenture Trustee, the Agent, the Lenders and each agent or attorney appointed under or pursuant to this Mortgage from and against any and all expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges suffered, incurred or made by the Indenture Trustee, the Agent, the Lenders or such agent or attorney in good faith:-

          (a) in the exercise or purported exercise of any rights, powers or discretions vested in them pursuant to this Mortgage; or

          (b) in the preservation or enforcement of the Indenture Trustee's rights under this Mortgage; or

          (c) on the release of the Rig from the security created by this Mortgage,

          and the Indenture Trustee, the Agent, the Lenders and each such agent or attorney may retain and pay all sums in respect of the same out of money received under the powers conferred by this Mortgage. All such amounts recoverable by the Indenture Trustee, the Agent, the Lenders or such agent or attorney shall be recoverable on a full indemnity basis.

  13.02   Without  limiting  the  foregoing Clause  13.01,  the  Owner hereby further indemnifies and holds harmless each of the Indenture Trustee, the Agent, the Lenders and their respective officers, directors, employees, attorneys and agents from and against any and all liabilities, losses, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, consultant fees, investigation and laboratory fees) imposed upon or incurred by or asserted against them, or any of them, by reason of (a) an actual, alleged or threatened Environmental Incident; (b) any personal injury (including wrongful death) or property damage (real or personal) or economic damage arising out of or related to such Environmental Incident; (c) any Environmental Claim brought or threatened, or settlement reached; or (d) any violation of laws, orders, regulations, requirements or demands of government authorities relating to Environmentally Sensitive Material at, or discharged from the Rig.

  13.03 If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against the Owner or the liquidation of the Owner or for any other reason, any payment under or in connection with this Mortgage is made or fails to be satisfied in a currency (the "payment currency") other than the currency in which such payment is due under or in connection with this Mortgage (the "contractual currency"), then to the extent that the amount of such payment actually received by the Indenture Trustee, when converted into the contractual currency at the rate of exchange, falls short of the amount due under or in connection with this Mortgage, the Owner, as a separate and independent obligation, shall indemnify and hold harmless the Indenture Trustee against the amount of such shortfall. For the purposes of this Clause 13.03, "rate of exchange" means the rate at which the Indenture Trustee is able on the date of such payment (or, if it is not practicable for the Indenture Trustee to purchase the contractual currency with the payment currency on the date of such payment, at the rate of exchange as soon afterwards as is practicable for the Indenture Trustee to do so) to purchase the contractual currency with the payment currency and shall take into account any premium and other costs of exchange with respect thereto.

  14.     EXPENSES

  14.01 The Owner shall pay to the Indenture Trustee and the Agent on demand all costs, fees and expenses, including, but not limited to, legal fees and expenses and valuation fees and Taxes thereon incurred by the Indenture Trustee, the Agent and the Lenders or for which the Indenture Trustee, the Agent and the Lenders may become liable in connection with:-

          (a) the negotiation, preparation and execution of the Credit Agreement and the Security Documents (or any of them); and/or

          (b) the preserving or enforcing of, or attempting to preserve or enforce, any of its rights under the Credit Agreement and the Security Documents (or any of them).

  14.02 The Owner shall pay to the Indenture Trustee and the Agent on demand all costs, fees and expenses (including, but not limited to, legal fees and expenses) and Taxes thereon incurred by the Indenture Trustee and the Lenders in connection with:-

          (a) any variation of, or amendment or supplement to, any of the terms of the Credit Agreement and the Security Documents (or any of them) requested by the Owner, necessary or advisable under applicable law or relating to the syndication of the Credit Facility, or initiated during the occurrence and continuation of an Event of Default; and/or

          (b) any consent or waiver required from the Indenture Trustee in relation to the Credit Agreement and the Security Documents (or any of them),

          and in each case, regardless of whether the same is actually implemented, completed or granted, as the case may be.

  14.03 The Owner shall pay promptly all stamp, documentary and other like duties and Taxes to which the Credit Agreement and the Security Documents (or any of them) may be subject or give rise and shall indemnify the Indenture Trustee on demand against any and all liabilities with respect to or resulting from any delay or omission on the part of the Owner to pay any such duties or Taxes.

  15.     COMMUNICATIONS

  15.01 All notices to the Indenture Trustee hereunder shall be in writing and shall be made to the following address:
                       Wilmington Trust Company
                       Rodney Square North
                       1100 North Market Street
                       Wilmington, DE 19890-0001
                       Telefax: (302) 651-8882
                       Attention: Corporate Trust Division

                       With a copy to:

                       Jennifer L. Janss, Esq.
                       Richards, Layton & Finger
                       P.O. Box 551
                       Wilmington, DE 19899

          All other notices shall be made to the addresses given in Clause 20 of the Credit Agreement and Schedule 1 thereto.

  16.     ASSIGNMENTS

  16.01 This Mortgage shall be binding upon and shall enure to the benefit of the Owner, the Indenture Trustee and the Lenders and the Agent and their respective transferees, successors and permitted assigns and references in this Mortgage to any of them shall be construed accordingly.

  16.02 The Owner may not assign or transfer all or any part of its rights and/or obligations under this Mortgage.

  16.03 Pursuant to Clause 14 of the Credit Agreement, each Lender has the right to assign or transfer all or any part of its rights and/or obligations under the Credit Agreement on the terms therein provided. The Indenture Trustee shall notify the Owner promptly following any such assignment, transfer or change.

  17.     TOTAL AMOUNT, ETC.

  17.01 The total amount of this Mortgage is US$55,000,000 of principal plus interest, fees, commissions and performance of mortgage covenants. The discharge amount is the same as the total amount.

  18.     MISCELLANEOUS

  18.01 If at any time any one or more of the provisions in this Mortgage is or becomes invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality and enforceability of the remaining provisions of this Mortgage shall not be in any way affected or impaired thereby.

  18.02 The Indenture Trustee, at any time and from time to time, may delegate by power of attorney or in any other manner to any person or persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Indenture Trustee under this Mortgage in relation to the Rig. Any such delegation may be made upon such terms and subject to such regulations as the Indenture Trustee may think fit. The Indenture Trustee shall not be in any way liable or responsible to the Owner for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate.

  18.03 A certification or determination by the Indenture Trustee as to any matter provided for in this Mortgage shall, in the absence of manifest error, be conclusive and binding on the Owner.

  19.     JURISDICTION

  19.01 The Owner agrees that the Indenture Trustee shall have the liberty but shall not be obliged to take any proceedings in the courts of any country to protect or enforce the security constituted by this Mortgage and/or the Credit Agreement and the Security Documents or to enforce any provisions of this Mortgage and/or the Credit Agreement and the Security Documents or to recover payment of the Secured Indebtedness and for the purpose of any proceedings for the enforcement and execution of this Mortgage and/or the Credit Agreement and the Security Documents the Owner hereby submits to the jurisdiction of the courts of any country of the choice of the Indenture Trustee.

  19.02 Without prejudice to the generality of Clause 19.01, the Indenture Trustee shall have the right to arrest and take action against the Rig at whatever place the Rig shall be found lying and for the purpose of any action which the Indenture Trustee may bring before the courts of such jurisdiction or other judicial authority and for the purpose of any action which the Indenture Trustee may bring against the Rig, any writ, notice, judgment or other legal process or documents may (without prejudice to any other method of service under applicable law) be served upon the master of the Rig (or upon anyone acting as the master) and such service shall be deemed good service on the Owner for all purposes.

  19.03 The Owner agrees that should the Indenture Trustee bring a legal action or proceedings against it or its assets in relation to any matters arising out of or in connection with this Mortgage, no immunity from such legal action or proceedings (which shall be deemed to include, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) shall be claimed by or on behalf of the Owner or with respect of its assets, and the Owner hereby irrevocably waives any such right of immunity which it or its assets now has or may hereafter acquire and the Owner hereby consents generally in respect of any legal action or proceedings arising out of or in connection with this Mortgage to the giving out of any relief or the issue of any process in connection with such action or proceedings including, without limitation, the making, enforcement or execution or attachment against any property whatsoever of any order or judgment which may be made or given in such action or proceedings.

  IN WITNESS whereof the Owner has caused this Mortgage to be executed the day and year first before written.

  READING & BATES EXPLORATION CO.


  By_____________________________________
      Its:


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                          ACKNOWLEDGEMENT OF MORTGAGE


STATE OF NEW YORK        )
                         )  S.S.
COUNTY OF NEW YORK       )



On this _____ day of November, 1995 before me personally appeared Tim W. Nagle to me known who being by me duly sworn did dispose and say that he resides at 13307 Tosca, Houston, Texas 77079, that he is Vice President and Treasurer for READING & BATES EXPLORATION CO., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of READING & BATES EXPLORATION CO.


                                                Notary Public